UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2009

Boston Scientific Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Boston Scientific Place, Natick, Massachusetts		01760-1537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-650-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 10, 2009, we announced the pricing of a public offering of $2 billion aggregate principal amount of our senior notes under our shelf registration statement. The public offering consists of $850 million of 4.50 percent notes due January 2015, $850 million of 6.00 percent notes due January 2020 and $300 million of 7.375 percent notes due January 2040. We expect the offering to close on December 14, 2009, subject to standard closing conditions. We plan to use the net proceeds for general corporate purposes, including prepaying a portion of our bank term loan due in April 2011. We expect to record a pre-tax charge, not previously anticipated, of approximately $30 million (approximately $19 million after tax, or $0.01 per share) in the fourth quarter associated with the prepayment.

A copy of the press release is filed with this report as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Scientific Corporation

December 11, 2009	By:	Lawrence J. Knopf

Name: Lawrence J. Knopf
Title: Senior Vice President and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated December 10, 2009.